UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2015

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2015, Christopher M. Connor, Chairman and Chief Executive Officer of The Sherwin-Williams Company (“Sherwin-Williams”), notified Sherwin-Williams that he has decided to step down from his position as Chief Executive Officer effective as of the close of business on December 31, 2015. Mr. Connor will continue as Executive Chairman of Sherwin-Williams. Also on October 16, 2015, the Board of Directors (the “Board”) of Sherwin-Williams elected John G. Morikis, age 52, as Chief Executive Officer of Sherwin-Williams effective January 1, 2016. Mr. Morikis, who has served as President and Chief Operating Officer of Sherwin-Williams since October 2006, will continue to serve as President of Sherwin-Williams. In addition, the Board increased its size from eleven to twelve members and elected Mr. Morikis to fill the resulting vacancy effective October 16, 2015.

Mr. Morikis joined Sherwin-Williams in December 1984 as a management trainee in the Paint Stores Group and since then has held roles of increasing responsibility, including President, Paint Stores Group, from October 1999 to October 2006, President & General Manager, Eastern Division, Paint Stores Group from July 1998 to October 1999, Senior Vice President & Director – Marketing, Paint Stores Group from September 1997 to July 1998 and Division Vice President – Sales, Eastern Division, Paint Stores Group from April 1994 to September 1997.

Effective January 1, 2016, Mr. Morikis will receive an annual base salary of $1,100,000 in connection with his election as President and Chief Executive Officer. Mr. Morikis will participate in Sherwin-Williams’ annual cash incentive compensation program with a target award level equal to 135% of his annual base salary and a maximum award level equal to 270% of his annual base salary. Mr. Morikis also will participate in Sherwin-Williams’ long-term equity incentive compensation program commensurate with his new position. On October 16, 2015, Mr. Morikis received a grant of 44,200 stock options with an exercise price equal to the average of the highest and lowest sale prices of Sherwin-Williams common stock on such date. This stock option grant vests over three years and has a ten-year term. Mr. Morikis will continue to participate in the other components of Sherwin-Williams’ executive compensation program, including various retirement and savings plans, health and welfare programs and other benefits, which are described in Sherwin-Williams’ 2015 Proxy Statement.

Mr. Connor’s annual base salary and annual cash incentive compensation opportunity will not change as a result of his new position as Executive Chairman. Mr. Connor also will participate in Sherwin-Williams’ long-term equity incentive compensation program commensurate with his new position. Mr. Connor will continue to participate in the other components of Sherwin-Williams’ executive compensation program, including various retirement and savings plans, health and welfare programs and other benefits, which are described in Sherwin-Williams’ 2015 Proxy Statement.

As Sherwin-Williams employees, neither Mr. Morikis nor Mr. Connor will serve on any Board committees or receive any fees for their service on the Board. There was no arrangement or understanding between Mr. Morikis and any other persons pursuant to which Mr. Morikis was selected as a director or officer, and there are no related party transactions involving Mr. Morikis that are reportable under Item 404(a) of Regulation S-K.

A copy of Sherwin-Williams’ press release, dated October 19, 2015, announcing the Board and management changes is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit is filed with this Report:

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated October 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

October 19, 2015	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated October 19, 2015.

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